Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2011 Fourth Quarter and Full Year Results

2011 Fourth Quarter Dividend of $0.04 per Class A Share

NEW YORK, February 9, 2012 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported a GAAP Net Loss(1) for the fourth quarter and full year ended December 31, 2011 of $137.0 million, or $1.17 per basic and diluted Class A Share, and $419.0 million, or $4.07 per basic and diluted Class A Share, respectively. The Company also declared a $0.04 per share cash dividend on its Class A Shares for the 2011 fourth quarter.

Summary Highlights

•	Distributable Earnings of $16.8 million, or $0.04 per Adjusted Class A Share, and $199.6 million, or $0.48 per Adjusted Class A Share, for the 2011 fourth quarter and full year, respectively.

•	Cash dividend of $0.04 and $0.40 per Class A Share, for the 2011 fourth quarter and full year, respectively.

•	Assets under management of $28.8 billion as of December 31, 2011, unchanged from September 30, 2011, but 3% higher than $27.9 billion as of December 31, 2010.

•

Full year net returns through December 31, 2011 of the OZ Master Fund of -0.5%, the OZ Europe Master Fund of -4.9%, the OZ Asia Master Fund of -3.8% and the OZ Global Special Investments Master Fund of +3.2%.

•	Estimated assets under management of $29.0 billion as of February 1, 2012, reflecting year-to-date performance-related appreciation of $500 million and capital net outflows of $300 million.

•	Estimated net returns for January 2012 of the OZ Master Fund of 1.6%, the OZ Europe Master Fund of 1.9%, the OZ Asia Master Fund of 2.6% and the OZ Global Special Investments Master Fund of 1.3%.

•

The Company repurchased and retired $254.1 million of indebtedness outstanding under its term loan facility due July 2012 at 95% of par, using the net proceeds from its $250 million Class A Share offering completed in November 2011 and a borrowing under its new $391 million delayed draw term loan facility due November 2016. The Company anticipates that the proceeds of additional borrowings under the delayed draw term loan facility will be used to repay the remaining $366.5 million outstanding under the term loan facility due July 2012.

(1)	References to the Company’s GAAP Net Loss throughout this press release refer to the Company’s GAAP Net Loss Allocated to Class A Shareholders.

“Last year was particularly volatile, characterized by the most difficult market conditions since 2008,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “During 2011, the value of our consistent approach to investing and managing risk, our limited use of leverage and our strong infrastructure were clearly evident. We successfully protected investor capital and remained nimble as market conditions evolved. We believe that the degree of institutional differentiation we have achieved positions us to continue to attract new capital and grow as markets stabilize.

“Looking forward to 2012, we are optimistic about the investment landscape and our ability to generate consistent, positive absolute returns for our fund investors. We believe the dislocations created by the current environment will create opportunities for those investors with flexible capital to deploy.”

GAAP NET LOSS ALLOCATED TO CLASS A SHAREHOLDERS

For the 2011 fourth quarter, Och-Ziff reported a GAAP Net Loss of $137.0 million, or $1.17 per basic and diluted Class A Share, compared to a GAAP Net Loss of $22.8 million, or $0.24 per basic and diluted Class A Share, for the 2010 fourth quarter. For the 2011 full year, Och-Ziff reported a GAAP Net Loss of $419.0 million, or $4.07 per basic and diluted Class A Share, compared to a GAAP Net Loss of $294.4 million, or $3.35 per basic and diluted Class A Share, for the 2010 full year.

The year-over-year increase in the GAAP Net Loss for both periods was primarily due to lower incentive income resulting from the negative returns experienced by most of the Company’s funds in 2011. Also contributing to the increase in the GAAP Net Loss was an increase in the Company’s interest in its principal operating subsidiaries (the “Och-Ziff Operating Group”) due to the public offering of 33.3 million Class A Shares in November 2011, the issuance of Class A Shares due to the vesting of Class A Restricted Share Units (“RSUs”) and the exchange of Och-Ziff Operating Group A Units (“Group A Units”) for Class A Shares. As a result of the increase in the Company’s interest in the Och-Ziff Operating Group, a larger portion of the losses of the Och-Ziff Operating Group was allocated to the Company. Offsetting the increase in the GAAP Net Loss were higher management fees resulting from growth in the Company’s assets under management, as well as lower operating expenses due principally to lower discretionary cash bonus expense.

The GAAP Net Loss in the 2011 fourth quarter and full year primarily resulted from non-cash expenses of $400.6 million and $1.6 billion, respectively, associated with the Company’s reorganization in connection with its initial public offering (“IPO”) in November 2007. These expenses are related to the amortization of Group A Units, which represent equity interests in the Och-Ziff Operating Group that were issued to the Company’s pre-IPO owners in exchange for their pre-IPO interests in those subsidiaries. The Group A Units generally vest annually over five years through November 2012. Accordingly, the amortization of these expenses is expected to result in a GAAP Net Loss on an annual basis through 2012. Once vested, Group A Units may be exchanged on a one-to-one basis for Class A Shares.

Additionally, the GAAP Net Loss in the 2011 fourth quarter and full year were driven by non-cash expenses of $30.0 million and $128.9 million, respectively, for the amortization of equity-based compensation. These expenses primarily relate to RSUs awarded to all of the Company’s employees in connection with its IPO, which vested annually over four years through November 2011, and subsequent compensation-related grants. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2011 fourth quarter were $16.8 million, or $0.04 per Adjusted Class A Share, compared to $303.1 million, or $0.74 per Adjusted Class A Share, for the 2010 fourth quarter. Distributable Earnings for the 2011 full year were $199.6 million, or $0.48 per Adjusted Class A Share, compared to $461.4 million, or $1.13 per Adjusted Class A Share, for the 2010 full year.

The year-over-year decrease for both periods was primarily attributable to lower incentive income resulting from the negative returns experienced by most of the Company’s funds in 2011. This decrease was partially offset by higher management fees resulting from growth in the Company’s assets under management and a decline in discretionary cash bonus expense due to lower incentive income.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Losses for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $28.8 billion as of December 31, 2011, unchanged from September 30, 2011, but $831.6 million, or 3%, higher than $27.9 billion as of December 31, 2010. The year-over-year increase was driven by capital net inflows of $1.1 billion, partially offset by performance-related depreciation of $284.8 million.

Assets under management by fund:

				% Change (1)
(dollars in billions)	December 31, 2011	September 30, 2011	December 31, 2010	Dec. 2011 vs. Sept. 2011	Dec. 2011 vs. Dec. 2010
OZ Master Fund	20.2	20.0	19.6	1%	3%
OZ Europe Master Fund	2.3	2.4	3.0	-7%	-23%
OZ Asia Master Fund	1.6	1.6	1.5	0%	6%
OZ Global Special Investments Master Fund	1.0	1.0	1.2	-1%	-21%
Other(1)(2)	3.7	3.8	2.6	0%	44%

(1)	Rounding differences may occur.
(2)	Includes real estate funds, credit funds and other alternative investment vehicles managed by the Company.

Estimated assets under management as of February 1, 2012 were $29.0 billion, which reflected estimated year-to-date performance-related appreciation of $500 million and capital net outflows of $300 million.

INVESTMENT PERFORMANCE

For the 2011 full year, positive performance in U.S. credit-related and long/short equity strategies globally was offset by negative performance in various other strategies.

Performance by fund(1):

	2011
	October	November	December	4Q	Full Year
OZ Master Fund	0.66%	-0.57%	-0.02%	0.07%	-0.48%
OZ Europe Master Fund	0.21%	-1.57%	-0.14%	-1.50%	-4.93%
OZ Asia Master Fund	2.40%	-0.73%	-1.85%	-0.23%	-3.80%
OZ Global Special Investments Master Fund	0.34%	0.30%	-0.17%	0.47%	3.16%

(1)	Please see important disclosures on Exhibit 7 that accompanies this press release.

ECONOMIC INCOME (NON-GAAP)

In addition to analyzing the Company’s results on a GAAP basis, management also reviews its results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period. Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.

For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its hedge funds and other alternative investment vehicles. The Company’s Other Operations are comprised of its real estate business, which provides asset management services to its real estate funds, and investments in businesses established to expand certain of the Company’s private investment platforms.

Economic Income Revenues (Non-GAAP)

Economic Income revenues for the 2011 fourth quarter were $162.4 million, a 70% decrease from Economic Income revenues of $548.2 million for the 2010 fourth quarter. Management fees were $118.6 million, 5% higher than management fees of $112.8 million for the prior-year period. Incentive income was $43.1 million compared to $434.9 million for the prior-year period.

Economic Income revenues for the 2011 full year were $553.5 million, a 37% decrease from Economic Income revenues of $877.0 million for the 2010 full year. Management fees were $486.2 million, 13% higher than management fees of $428.8 million for the prior-year period. Incentive income was $65.0 million compared to $446.2 million for the prior-year period.

The year-over-year decrease in Economic Income revenues for both periods was primarily attributable to the decrease in incentive income in the Och-Ziff Funds segment resulting from the negative returns experienced by most of the Company’s funds in 2011. Partially offsetting this decrease was an increase in management fees in both the Och-Ziff Funds segment and Other Operations resulting from the year-over-year growth in the Company’s assets under management.

Compensation and Benefits (Non-GAAP)

Compensation and benefits for the 2011 fourth quarter totaled $122.4 million, 24% lower than compensation and benefits of $160.0 million for the 2010 fourth quarter. Salaries and benefits for the 2011 fourth quarter totaled $18.4 million, a slight increase from salaries and benefits of $18.2 million for the prior-year period. Cash bonus expense for the 2011 fourth quarter totaled $103.9 million, a 27% decrease from cash bonus expense of $141.8 million for the prior-year period.

Compensation and benefits for the 2011 full year totaled $193.1 million, 14% lower than compensation and benefits of $225.7 million for the 2010 full year. Salaries and benefits for the 2011 full year totaled $73.0 million, a 4% decrease from salaries and benefits of $75.9 million for the prior-year period. Cash bonus expense for the 2011 full year totaled $120.1 million, a 20% decrease from cash bonus expense of $149.8 million for the prior-year period. The decrease in compensation and benefits for both periods was primarily attributable to lower discretionary cash bonuses in the Och-Ziff Funds segment as a result of lower incentive income.

Also contributing to the decrease in the year-to-date period were lower salaries and benefits in the Company’s Other Operations associated with the Company’s Asia real estate business. The ratio of salaries and benefits to management fees for the 2011 full year was 15% compared to 18% for the 2010 full year. The decline was primarily due to the year-over-year increase in management fees resulting from higher assets under management. The ratio of cash bonus expense to Economic Income revenues for the 2011 full year was 22% compared to 17% for the 2010 full year. The increase was principally attributable to the year-over-year decrease in incentive income.

Non-Compensation Expenses (Non-GAAP)

Non-compensation expenses for the 2011 fourth quarter totaled $20.9 million, slightly lower than non-compensation expenses of $21.6 million for the 2010 fourth quarter. Non-compensation expenses for the 2011 full year totaled $85.8 million, slightly higher than non-compensation expenses of $84.5 million for the 2010 full year. The ratio of non-compensation expenses to management fees for the 2011 full year was 18% compared to 20% for the 2010 full year. The decline was primarily due to the year-over-year increase in management fees resulting from higher assets under management.

Economic Income (Non-GAAP)

Economic Income for the 2011 fourth quarter was $20.3 million, 94% lower than Economic Income of $367.7 million for the 2010 fourth quarter. Economic Income for the 2011 full year was $273.8 million, 52% lower than Economic Income of $566.8 million for the 2010 full year.

The decreases for both periods were principally driven by lower incentive income in the Och-Ziff Funds segment, partially offset by higher management fees in both the Och-Ziff Funds segment and the Company’s Other Operations and lower compensation and benefits in the Och-Ziff Funds segment. For the year-to-date period, lower compensation and benefits in the Company’s Other Operations also contributed to partially offsetting the year-over-year decrease in Economic Income.

CAPITAL

As of December 31, 2011, the number of Class A Shares outstanding was 139,341,965. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its partners and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) in the Och-Ziff Operating Group (“Partner Units”) and RSUs outstanding during the period have been converted on a one-to-one basis into Class A Shares. For the fourth quarter and full year ended December 31, 2011, the total weighted-average Adjusted Class A Shares outstanding were 428,798,259 and 418,568,312, respectively.

In November 2011, the Company completed a public offering of 33.3 million Class A Shares at $7.50 per share. Concurrent with the offering, the Company entered into a $391 million delayed draw term loan facility that matures in November 2016. The Company used the $238.7 million of net proceeds from the offering and a $6.5 million borrowing under the delayed draw term loan facility to repurchase $254.1 million of the indebtedness outstanding under its term loan facility maturing in July 2012, at 95% of par, and to pay deal-related expenses. The Company anticipates that the proceeds of additional borrowings under the delayed draw term loan facility will be used to repay the remaining $366.5 million outstanding under its term loan facility due July 2012.

DIVIDEND

The Board of Directors of Och-Ziff authorized a 2011 fourth-quarter dividend of $0.04 per Class A Share. The dividend is payable on February 28, 2012 to holders of record as of the close of business on February 21, 2012. The ex-dividend date will be February 16, 2012.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, $0.01 of the 2011 fourth-quarter dividend will be treated as U.S. source dividend income and $0.0017 will be treated as U.S. source interest income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

* * * *

The Company will host a conference call today, February 9, 2012, at 8:30 a.m. Eastern Time to discuss its 2011 fourth-quarter and full year results. The call will be open to the public and can be accessed by dialing +1-888-680-0894 (callers inside the U.S.) or +1-617-213-4860 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The passcode for the call will be 33256191. A simultaneous webcast of the call will be available to the public on a listen-only basis on the Class A Shareholders section of the Company’s website at www.ozcap.com.

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 85884232, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Class A Shareholders section of the Company’s website.

* * * *

Non-GAAP Financial Measures

In addition to analyzing the Company’s results on a GAAP basis, Och-Ziff’s management also reviews the Company’s results on an “Economic Income” basis. Economic Income for the Company, the Och-Ziff Funds segment (the Company’s only reportable segment under GAAP) and Other Operations excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management therefore uses Economic Income as the basis on which it evaluates the performance of the Company’s business and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

▪	Income allocations to the Company’s partners and the Ziffs on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations;

▪	Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance;

▪	Changes in the tax receivable agreement liability, net gains (losses) on investments in Och-Ziff funds and net gains on early retirement of debt, as management does not consider these items to be reflective of operating performance; and

▪	Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, deferred cash compensation expense and expenses related to compensation arrangements based on annual investment performance are recognized in full on the date they are determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, compensation and benefits, non-compensation expenses and net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries are presented on an Economic Income basis, and therefore are also non-GAAP measures. No adjustments to the GAAP basis have been made for incentive income, other revenues and net gains (losses) on joint ventures.

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s partners and the Ziffs, including the Group A Units and other non-equity profit interests in the Och-Ziff Operating Group that may convert into Group A Units upon the occurrence of certain events. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares. Adjusted Class A Shares are determined assuming all Partner Units and RSUs are converted on a one-to-one basis into Class A Shares. We believe Distributable Earnings provides useful information to investors because management uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s partners and the Ziffs with respect to their Partner Units.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Loss or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

For reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, please see Exhibits 2 through 5 attached to this press release.

* * * *

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position,” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the

Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight and taxation; the conditions impacting the hedge fund industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its partners, managing directors and investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; as well as assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

* * * *

About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Mumbai and Beijing. Och-Ziff provides asset management services to institutional investors globally through its hedge fund and other alternative investment vehicles. Och-Ziff’s funds seek to generate consistent, positive, risk-adjusted returns across market cycles with low volatility compared to the equity markets, and with an emphasis on preservation of capital. Och-Ziff’s multi-strategy approach combines global investment strategies, including convertible and derivative arbitrage, credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of February 1, 2012, Och-Ziff had approximately $29.0 billion in assets under management. For more information, please visit Och-Ziff’s website at www.ozcap.com.

Investor Relations Contact:
Tina Madon
Managing Director
Head of Investor Relations
Och-Ziff Capital Management Group LLC
+1-212-719-7381
tina.madon@ozcap.com

Media Relations Contact:
George Sard or Jonathan Gasthalter
Sard Verbinnen & Co
+1-212-687-8080

EXHIBIT 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues
Management fees	$122,651	$115,825	$500,857	$437,816
Incentive income	43,135	434,945	65,026	446,228
Other revenues	619	462	2,258	1,974
Income of consolidated Och-Ziff funds	14,921	17,442	48,283	38,485

Total Revenues	181,326	568,674	616,424	924,503

Expenses
Compensation and benefits	151,186	197,551	325,008	361,658
Reorganization expenses	400,602	378,565	1,614,363	1,626,988
Interest expense	1,497	1,830	7,102	7,639
General, administrative and other	21,588	23,874	85,117	93,998
Expenses of consolidated Och-Ziff funds	2,414	1,954	8,723	8,873

Total Expenses	577,287	603,774	2,040,313	2,099,156

Other Income (Loss)
Net gains (losses) on investments in Och-Ziff funds and joint ventures	219	(425)	632	(521)
Net gains on early retirement of debt	12,494	—	12,494	—
Change in deferred income of consolidated Och-Ziff funds	(3,880)	(930)	(7,117)	(6,805)
Net gains (losses) of consolidated Och-Ziff funds	9,615	(3,006)	6,656	24,103

Total Other Income (Loss)	18,448	(4,361)	12,665	16,777

Loss before Income Taxes	(377,513)	(39,461)	(1,411,224)	(1,157,876)
Income taxes	17,225	17,481	59,581	41,078

Consolidated Net Loss	$(394,738)	$(56,942)	$(1,470,805)	$(1,198,954)

Net Loss Allocated to Partners’ and Others’ Interests in Consolidated Subsidiaries	$(257,698)	$(34,119)	$(1,051,815)	$(904,541)

Net Loss Allocated to Class A Shareholders	$(137,040)	$(22,823)	$(418,990)	$(294,413)

Net Loss Per Class A Share
Basic and Diluted	$(1.17)	$(0.24)	$(4.07)	$(3.35)

Weighted-Average Class A Shares Outstanding
Basic and Diluted	117,016,886	93,500,362	102,848,812	87,910,977

EXHIBIT 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net loss allocated to Class A Shareholders - GAAP	$(133,231)	$(3,809)	$(137,040)	$(17,918)	$(4,905)	$(22,823)
Reorganization expenses	400,602	—	400,602	378,565	—	378,565
Net loss allocated to the Och-Ziff Operating Group A Units	(273,719)	—	(273,719)	(44,326)	—	(44,326)
Equity-based compensation	29,784	196	29,980	36,033	676	36,709
Income taxes	17,219	6	17,225	17,476	5	17,481
Change in tax receivable agreement liability	(5,411)	—	(5,411)	(1,203)	—	(1,203)
Net gains on early retirement of debt	(12,494)	—	(12,494)	—	—	—
Depreciation and amortization	2,234	189	2,423	2,002	189	2,191
Amortization of deferred cash compensation and expenses related to compensation arrangements based on annual fund performance	(1,570)	—	(1,570)	(3,720)	—	(3,720)
Net (gains) losses on investments in Och-Ziff funds	(6)	(161)	(167)	385	(46)	339
Other	380	55	435	4,501	11	4,512

Economic Income - Non-GAAP	$23,788	$(3,524)	20,264	$371,795	$(4,070)	367,725

Adjusted Income Taxes - Non-GAAP(1)			(3,431)			(64,661)

Distributable Earnings - Non-GAAP			$16,833			$303,064

Weighted-Average Class A Shares Outstanding			117,016,886			93,500,362
Weighted-Average Partner Units			301,657,693			305,585,096
Weighted-Average Class A Restricted Share Units (RSUs)			10,123,680			12,139,661

Weighted-Average Adjusted Class A Shares			428,798,259			411,225,119

Distributable Earnings Per Adjusted Class A Share - Non-GAAP			$0.04			$0.74

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Year Ended December 31, 2011			Year Ended December 31, 2010
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders - GAAP	$(419,469)	$479	$(418,990)	$(264,274)	$(30,139)	$(294,413)
Reorganization expenses	1,614,363	—	1,614,363	1,626,988	—	1,626,988
Net loss allocated to the Och-Ziff Operating Group A Units	(1,088,514)	—	(1,088,514)	(950,209)	—	(950,209)
Equity-based compensation	128,785	131	128,916	115,184	13,553	128,737
Income taxes	59,793	(212)	59,581	39,023	2,055	41,078
Change in tax receivable agreement liability	(21,768)	—	(21,768)	(1,368)	—	(1,368)
Net gains on early retirement of debt	(12,494)	—	(12,494)	—	—	—
Depreciation and amortization	8,928	748	9,676	8,329	749	9,078
Amortization of deferred cash compensation and expenses related to compensation arrangements based on annual fund performance	600	—	600	1,500	—	1,500
Net (gains) losses on investments in Och-Ziff funds	(40)	(438)	(478)	76	(468)	(392)
Other	2,752	128	2,880	5,647	112	5,759

Economic Income - Non-GAAP	$272,936	$836	273,772	$580,896	$(14,138)	566,758

Adjusted Income Taxes - Non-GAAP(1)			(74,176)			(105,372)

Distributable Earnings - Non-GAAP			$199,596			$461,386

Weighted-Average Class A Shares Outstanding			102,848,812			87,910,977
Weighted-Average Partner Units			303,681,837			307,939,421
Weighted-Average Class A Restricted Share Units (RSUs)			12,037,663			13,775,749

Weighted-Average Adjusted Class A Shares			418,568,312			409,626,147

Distributable Earnings Per Adjusted Class A Share - Non-GAAP			$0.48			$1.13

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of Certain Non-GAAP Measures to the Respective GAAP Measures (Unaudited)(1)

(dollars in thousands)

	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees - GAAP	$120,252	$2,399	$122,651	$113,782	$2,043	$115,825
Adjustment to management fees(2)	(4,035)	—	(4,035)	(2,989)	—	(2,989)

Management Fees - Economic Income Basis - Non-GAAP	116,217	2,399	118,616	110,793	2,043	112,836
Incentive income(3)	43,135	—	43,135	434,945	—	434,945
Other revenues(3)	275	344	619	260	202	462

Total Revenues - Economic Income Basis - Non-GAAP	$159,627	$2,743	$162,370	$545,998	$2,245	$548,243

Compensation and benefits - GAAP	$144,229	$6,957	$151,186	$190,867	$6,684	$197,551
Adjustment to compensation and benefits(4)	(28,596)	(196)	(28,792)	(36,858)	(676)	(37,534)

Compensation and Benefits - Economic Income Basis - Non-GAAP	$115,633	$6,761	$122,394	$154,009	$6,008	$160,017

Interest expense and general, administrative and other expenses - GAAP	$22,371	$714	$23,085	$24,142	$1,562	$25,704
Adjustment to interest expense and general, administrative and other expenses(5)	(1,981)	(189)	(2,170)	(3,945)	(189)	(4,134)

Non-Compensation Expenses - Economic Income Basis - Non-GAAP	$20,390	$525	$20,915	$20,197	$1,373	$21,570

Net gains (losses) on investments in Och-Ziff funds and joint ventures - GAAP	$190	$29	$219	$(382)	$(43)	$(425)
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	(6)	—	(6)	385	—	385

Net Gains (Losses) on Joint Ventures(7)	$184	$29	$213	$3	$(43)	$(40)

Net income (loss) allocated to partners’ and others’ interests in consolidated subsidiaries - GAAP	$(275,240)	$17,542	$(257,698)	$(41,244)	$7,125	$(34,119)
Adjustment to net income (loss) allocated to partners’ and others’ interests in consolidated subsidiaries(8)	275,240	(18,532)	256,708	41,244	(8,234)	33,010

Net Loss Allocated to Partners’ and Others’ Interests in Consolidated Subsidiaries - Economic Income Basis - Non-GAAP(9)	$—	$(990)	$(990)	$—	$(1,109)	$(1,109)

(1)	The items presented on an Economic Income basis above are the components that comprise Economic Income for the Och-Ziff Funds segment, Other Operations and the Company.
(2)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. Additionally, the impact of the consolidated Och-Ziff funds, including the related eliminations, is also removed.
(3)	These items are presented on a GAAP basis, accordingly no adjustments to or reconciliations of these items are presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Additionally, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance is recognized on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the Company’s net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the partners and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.
(9)	Represents the residual interests in the domestic real estate management business not owned by the Company.

EXHIBIT 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of Certain Non-GAAP Measures to the Respective GAAP Measures (Unaudited)(1)

(dollars in thousands)

	Year Ended December 31, 2011			Year Ended December 31, 2010
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees - GAAP	$486,215	$14,642	$500,857	$431,999	$5,817	$437,816
Adjustment to management fees(2)	(14,665)	—	(14,665)	(9,059)	—	(9,059)

Management Fees - Economic Income Basis - Non-GAAP	471,550	14,642	486,192	422,940	5,817	428,757
Incentive income(3)	65,026	—	65,026	446,228	—	446,228
Other revenues(3)	1,729	529	2,258	1,290	684	1,974

Total Revenues - Economic Income Basis - Non-GAAP	$538,305	$15,171	$553,476	$870,458	$6,501	$876,959

Compensation and benefits - GAAP	$315,327	$9,681	$325,008	$329,788	$31,870	$361,658
Adjustment to compensation and benefits(4)	(131,752)	(131)	(131,883)	(122,375)	(13,553)	(135,928)

Compensation and Benefits - Economic Income Basis - Non-GAAP	$183,575	$9,550	$193,125	$207,413	$18,317	$225,730

Interest expense and general, administrative and other expenses - GAAP	$87,897	$4,322	$92,219	$98,206	$3,431	$101,637
Adjustment to interest expense and general, administrative and other expenses(5)	(5,634)	(748)	(6,382)	(16,357)	(749)	(17,106)

Non-Compensation Expenses - Economic Income Basis - Non-GAAP	$82,263	$3,574	$85,837	$81,849	$2,682	$84,531

Net gains (losses) on investments in Och-Ziff funds and joint ventures - GAAP	$509	$123	$632	$(376)	$(145)	$(521)
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	(40)	—	(40)	76	—	76

Net Gains (Losses) on Joint Ventures(7)	$469	$123	$592	$(300)	$(145)	$(445)

Net income (loss) allocated to partners’ and others’ interests in consolidated subsidiaries - GAAP	$(1,092,517)	$40,702	$(1,051,815)	$(946,680)	$42,139	$(904,541)
Adjustment to net income (loss) allocated to partners’ and others’ interests in consolidated subsidiaries(8)	1,092,517	(39,368)	1,053,149	946,680	(42,644)	904,036

Net Income (Loss) Allocated to Partners’ and Others’ Interests in Consolidated Subsidiaries - Economic Income Basis - Non-GAAP(9)	$—	$1,334	$1,334	$—	$(505)	$(505)

(1)	The items presented on an Economic Income basis above are the components that comprise Economic Income for the Och-Ziff Funds segment, Other Operations and the Company.
(2)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. Additionally, the impact of the consolidated Och-Ziff funds, including the related eliminations, is also removed.
(3)	These items are presented on a GAAP basis, accordingly no adjustments to or reconciliations of these items are presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Additionally, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance is recognized on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the Company’s net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the partners and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.
(9)	Represents the residual interests in the domestic real estate management business not owned by the Company.

EXHIBIT 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended December 31,	Year Ended December 31,
	2011	2011	2010	2009
Total Assets Under Management(1)
Beginning of period balance	$28,808	$27,935	$23,080	$26,955
Net flows	(38)	1,116	2,693	(8,053)
Appreciation (depreciation)(2)	(4)	(285)	2,162	4,178

End of Period Balance	$28,766	$28,766	$27,935	$23,080

Assets Under Management by Fund(1)
OZ Master Fund		$20,198	$19,625	$15,577
OZ Europe Master Fund		2,272	2,958	2,957
OZ Asia Master Fund		1,620	1,535	1,246
OZ Global Special Investments Master Fund		976	1,240	1,999

Net Returns(3)
OZ Master Fund	0.1%	-0.5%	8.5%	23.1%
OZ Europe Master Fund	-1.5%	-4.9%	7.5%	16.4%
OZ Asia Master Fund	-0.2%	-3.8%	9.9%	34.0%
OZ Global Special Investments Master Fund	0.5%	3.2%	13.4%	8.4%

Past performance is no indication or guarantee of future results.

(1)	Includes amounts invested by the Company, its partners and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.
(3)	Net return represents a composite of the average return of the feeder funds that comprise each of the Company’s most significant master funds. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and initial public offering investments may experience materially different returns.

EXHIBIT 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance of Certain Och-Ziff Funds (Unaudited)

	2011
	January	February	March	April	May	June	July	August	September	October	November	December	FY2011
Net Returns(1)
OZ Master Fund	1.71%	1.14%	0.48%	0.73%	-0.04%	-0.71%	-0.01%	-1.84%	-1.94%	0.66%	-0.57%	-0.02%	-0.48%
OZ Europe Master Fund	2.29%	0.91%	0.34%	0.38%	0.20%	-2.21%	-1.68%	-2.71%	-0.95%	0.21%	-1.57%	-0.14%	-4.93%
OZ Asia Master Fund	0.98%	0.03%	0.44%	0.80%	-1.68%	0.78%	0.88%	-1.70%	-4.05%	2.40%	-0.73%	-1.85%	-3.80%
OZ Global Special Investments Master Fund	2.20%	1.77%	0.59%	0.95%	0.38%	0.49%	-0.36%	-1.75%	-1.55%	0.34%	0.30%	-0.17%	3.16%
S&P 500 Index(2)	2.37%	3.43%	0.04%	2.96%	-1.13%	-1.67%	-2.03%	-5.43%	-7.03%	10.93%	-0.22%	1.02%	2.11%
MSCI World Index(2)	1.96%	2.97%	-1.23%	2.33%	-1.17%	-1.55%	-2.70%	-6.72%	-6.02%	8.58%	-1.22%	0.62%	-4.96%

	2010
	January	February	March	April	May	June	July	August	September	October	November	December	FY2010
Net Returns(1)
OZ Master Fund	1.09%	0.40%	1.21%	0.88%	-1.71%	-0.53%	1.35%	0.19%	1.34%	2.38%	0.81%	0.85%	8.52%
OZ Europe Master Fund	2.47%	0.95%	0.93%	0.64%	-2.50%	-0.90%	0.94%	0.59%	1.78%	1.05%	0.07%	1.34%	7.52%
OZ Asia Master Fund	0.74%	0.43%	3.80%	1.15%	-3.11%	0.03%	0.47%	0.17%	1.54%	3.59%	0.06%	0.78%	9.90%
OZ Global Special Investments Master Fund	1.61%	0.98%	1.18%	1.11%	-1.39%	0.09%	1.25%	0.24%	2.07%	2.91%	0.86%	1.82%	13.43%
S&P 500 Index(2)	-3.60%	3.10%	6.03%	1.58%	-7.99%	-5.23%	7.01%	-4.51%	8.92%	3.80%	0.01%	6.68%	15.06%
MSCI World Index(2)	-3.60%	1.99%	6.58%	0.31%	-7.48%	-4.13%	5.76%	-3.32%	6.99%	2.87%	-0.28%	5.69%	10.57%

Past performance is no indication or guarantee of future results.

(1)	Net return represents a composite of the average return of the feeder funds that comprise each of the Company’s most significant master funds. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and initial public offering investments may experience materially different returns.
(2)	This comparison shows the returns of the S&P 500 Index (SPTR) and the MSCI World Index (GDDLWI) (“Broader Market Indices”) against certain Och-Ziff funds (the “funds”). This comparison is intended solely for illustrative purposes to show a historical comparison of the funds to the broader equity markets, as represented by the Broader Market Indices, and should not be considered as an indication of how the funds will perform relative to the Broader Market Indices in the future. The Broader Market Indices are not a performance benchmark of the funds. The funds are not managed to correlate in any way with the returns or composition of the Broader Market Indices, which are unmanaged. It is not possible to invest in an unmanaged index. You should not assume that there is any material overlap between the securities in the funds and those that comprise the Broader Market Indices. The S&P 500 Index is an equity index whose value is calculated as the free-float weighted average of the share prices of the 500 large-cap companies listed on the NYSE and NASDAQ. The MSCI World Index is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. Returns of the Broader Market Indices have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends.

EXHIBIT 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

As of January 1, 2012

OZ Master Fund by Investment Strategy
Long/Short Equity Special Situations	24%
Cash	21%
Structured Credit	18%
Convertible and Derivative Arbitrage	14%
Credit	13%
Private Investments	6%
Merger Arbitrage	4%

Assets Under Management by Geography(1)
North America	49%
Europe	33%
Asia	18%

Investors by Type
Pensions	28%
Fund-of-Funds	18%
Foundations and Endowments	14%
Corporate, Institutional and Other	12%
Private Banks	12%
Related Parties	9%
Family Offices and Individuals	7%

Investors by Geography
North America	72%
Europe	17%
Asia and Other	11%

(1)	The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.